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                                                                   Exhibit No. 5
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                                February 5, 2001



John Hancock Financial Services, Inc.
John Hancock Place
Boston, Massachusetts 02117

Dear Sirs:

          I have acted as counsel to John Hancock Financial Services, Inc, a Delaware corporation (the "Company"), and I have participated in the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed under the Securities Act of 1933 (the "Act") relating to 1,000,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock") to be offered and/or issued pursuant to the Company's Incentive Compensation Plan, the Long-Term Incentive Plan for Senior Executives (the "LTIP") and an aggregate of 250,000 deferred stock units ("DSUs") issuable pursuant to the ICP or the LTIP (together, the "Plans").

          I am familiar with the written documents which comprise the Plans, and in rendering the opinion expressed below, I have examined and are relying on originals, or copies certified or otherwise identified to my satisfaction, of such other corporate records, documents, certificates or other instruments, as in my judgment are necessary or appropriate as a basis for such opinion.

          Based on the foregoing, I am of the opinion that DSUs which may be issued by the Company pursuant to the Plans have been duly authorized and when purchased in accordance with the terms of the Plans will be validly issued, fully paid and non-assessable.

          I hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement. In giving such consent, I do not hereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   Very truly yours,

                                   /s/ Philip Clarkson
                                   --------------------------
                                   Philip Clarkson
                                   Vice President and Counsel